UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2009

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina		29201
(Address of principal executive offices)		(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SCBT Financial Corporation (“SCBT” or the “Company”) has announced two management changes.  The Company has named Richard C. Mathis, age 58, currently the Chief Risk Officer (“CRO”) and Executive Vice President, as Treasurer and Executive Vice President, a previously unfilled position, effective March 27, 2009.  With the current banking environment’s increased focus on management of capital and financial markets activities, SCBT will be able to use Mr. Mathis’ background and experience more fully in these capacities.

The Company is also unifying all of SCBT’s risk management functions under the CRO position.  Joe E. Burns, age 54, currently Chief Credit Officer and Senior Executive Vice President, has been named CRO and Senior Executive Vice President effective March 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date: March 27, 2009	/s/ John C. Pollok.
John C. Pollok
Senior Executive Vice President and
Chief Financial Officer